Exhibit 99.2

Certification

The undersigned hereby certifies that this Quarterly Report on Form 10-QSB-A Amendment No. 1, complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:    August 14, 2002                       Donald H. Hosmer
                                                            Donald H. Hosmer, President and Chief Executive Officer